SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): AUGUST 11, 1999


                                    HCIA INC.
            (Exact name of registrant as specified in its charter)


      MARYLAND                        0-25378              52-1407998
(State or other jurisdiction of    (Commission          (I.R.S. Employer
       incorporation)               File Number)         Identification No.)


1300 EAST LOMBARD STREET
BALTIMORE,  MARYLAND                                                21202
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (410) 895-7470


                                 NOT APPLICABLE

(Former name or former address, if changed since last report)
 Exhibit Index on Page 4

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ITEM 5. OTHER EVENTS.

      On August 11, 1999, HCIA Inc., a Maryland corporation ("HCIA"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which HCIA will be acquired in an all-cash merger transaction for $11.00 per share (the "Merger") by a wholly-owned subsidiary of VS&A Communications Partners III, LP, a Delaware limited partnership (the "Acquiror"). Under the terms of the Merger Agreement, a wholly-owned subsidiary of Acquiror (the "Merger Sub"), would be merged with and into HCIA and each holder of outstanding shares of HCIA's common stock, par value $.01 per share (the "Shares"), would be entitled to receive $11.00 in cash per share.

               Consummation of the Merger is subject to approval by HCIA's common stockholders, as well as regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions, including the absence of any material adverse change in HCIA's business. The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a special meeting of HCIA stockholders. Prior to such meeting, HCIA will file a proxy statement with the Securities and Exchange Commission. The acquisition is expected to close by the end of the third quarter or early in the fourth quarter of 1999.

      Concurrently with the execution and delivery of the Merger Agreement, certain of HCIA's executive officers, who collectively own approximately 2.1% of the Shares (the "Committed Shares"), have entered into a definitive agreement (the "Voting Agreement") with Acquiror and Merger Sub pursuant to which such officers have agreed, among other things, to vote their Committed Shares in favor of the Merger.

      Also, in connection with the Merger, HCIA has amended its Stockholder Rights Agreement, dated April 23, 1997 (the "Rights Agreement"), to provide that the provisions of the Rights Agreement will not be applicable to the transactions contemplated by the Merger.

      A copy of the press release of HCIA announcing the Merger transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Merger Agreement is filed as Exhibit 99.2 and is incorporated herein by reference. A copy of the Amendment to the Rights Agreement is filed as Exhibit
99.3 hereto and incorporated herein by reference. The foregoing description of and reference to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents, filed as exhibits to this Current Report on Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        99.1  Form of Press Release

        99.2  Agreement and Plan of Reorganization

        99.3  Form of Amendment to Rights Agreement

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HCIA Inc.




Date: August 11, 1999                  By: /s/ Charles A. Berardesco
                                          --------------------------------------
                                          Charles A. Berardesco
                                          Senior Vice-President, General Counsel
                                          and Secretary

                                  EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------

99.1         Form of Press Release

99.2         Agreement and Plan of Reorganization

99.3         Form of Amendment to Rights Agreement